Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13A-14(A)

I, Justin Stiefel, certify that:

1.     I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Heritage Distilling Holding Company, Inc.; and

2.     Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 18, 2025

By:	/s/ Justin Stiefel
	Name:	Justin Stiefel
	Title:	Chief Executive Officer